Exhibit 23 (a)

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1999, included in Owens Corning's annual report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.



                                        /s/ Arthur Andersen LLP


Toledo, Ohio
April 21, 1999.